Exhibit 99.2 1Q25 EARNINGS REPORT PennyMac Mortgage Investment Trust April 2025

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s ﬁnancial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, housing, and prepayment rates; future loan originations and production; future loan delinquencies, defaults and forbearances; future investment and hedge expenses; future investment strategies, future earnings and return on equity as well as other business and ﬁnancial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in interest rates; the Company’s ability to comply with various federal, state and local laws and regulations that govern its business; the general economy or the real estate ﬁnance and real estate markets; events or circumstances which undermine conﬁdence in the ﬁnancial and housing markets or otherwise have a broad impact on ﬁnancial and housing markets; changes in real estate values, housing prices and housing sales; changes in macroeconomic, consumer and real estate market conditions; the degree and nature of the Company’s competition; the availability of, and level of competition for, attractive risk adjusted investment opportunities in mortgage loans and mortgage related assets that satisfy the Company’s investment objectives; the inherent diﬃculty in winning bids to acquire mortgage loans, and the Company’s success in doing so; the concentration of credit risks to which the Company is exposed; the Company’s dependence on and potential conﬂicts with its manager, servicer and their aﬃliates; the Company’s ability to mitigate cybersecurity risks, cybersecurity incidents and technology disruptions; the development of artiﬁcial intelligence; the availability, terms and deployment of short term and long term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its ﬁnancing and the interest rates and maturities of its assets; the timing and amount of cash ﬂows, if any, from the Company’ s investments; the Company’s substantial amount of indebtedness; the performance, ﬁnancial condition and liquidity of borrowers; the Company’s exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulﬁllment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the ﬁnancial condition of the Company’s customers and counterparties; the Company’s indemniﬁcation and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’ s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage backed securities or relating to the Company’s mortgage servicing rights and other investments; risks associated with the discontinuation of LIBOR; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the effect of the accuracy of or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations when measuring and reporting upon the Company’s ﬁnancial condition and results of operations; the Company’s ability to maintain appropriate internal control over ﬁnancial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market regulatory or other changes that impact government agencies or government sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; federal and state mortgage regulations and enforcement; changes in government support of homeownership; changes in government or government sponsored home affordability programs; changes in the Company’s investment objectives or investment or operational strategies, including any new lines of business or new products and services that may subject it to additional risks volatility in the Company’s industry, the debt or equity markets; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents ﬁled by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. This presentation contains ﬁnancial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as income excluding market driven value changes that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for ﬁnancial information determined in accordance with GAAP. 2

FIRST QUARTER HIGHLIGHTS

Strong levels of income excluding market driven value changes offset by fair value declines

1Q25 Results

Metric	Value
Net loss attributable to common shareholders[1]	$(1)mm
Diluted EPS[3]	$(0.01)
Return on average common equity[2]	0%
Book value per share	$15.43
Dividend per common share	$0.40

CREDIT SENSITIVE STRATEGIES

Pretax income	Pretax income excluding market driven value changes[4]	Net new investments in credit sub-bonds from PMT securitizations	Fair value of organically-created CRT[3] investments
$1mm	$14mm	$66mm	$1.1bn

INTEREST RATE SENSITIVE STRATEGIES

Pretax loss	Pretax income excluding market driven value changes[4]	New investments in MSR[3]	Net new investments in senior bonds from PMT securitizations	Fair value of MSR investments
$(5)mm	$27mm	$47mm	$29mm	$3.8bn

CORRESPONDENT PRODUCTION

Pretax income	PMT correspondent production volume (UPB)[3][5]
$10mm	$2.8bn

Note: All figures are for 1Q25 or are as of 3/31/25
(1) Net loss attributable to common shareholders includes a tax benefit of $16 million
(2) Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the quarter
(3) EPS = earnings per share; CRT = credit risk transfer; MSR = mortgage servicing rights; UPB = unpaid principal balance
(4) Excludes $13 million of market-driven value losses in the credit sensitive strategies and $33 million of market-driven value losses in the interest rate sensitive strategies - see slide 12
(5) Excludes $9 billion in UPB of conventional loan production which was for PFSI's account; also excludes $637 million in UPB of loans acquired or originated by PFSI

3

ORIGINATION MARKET EXPECTATIONS REFLECT GROWTH (1) U.S. Mortgage Origination Market Mortgage Rates Remain Elevated ($ in trillions) (2) Reﬁnance Purchase Average 30-year ﬁxed rate mortgage • Current third-party estimates for industry originations average $2.0 trillion in 2025, reﬂecting projections for growth in overall volumes • Mortgage REITs with diversiﬁed investment portfolios, eﬃcient cost structures and strong risk management practices such as PMT are best-positioned to manage through volatility presented by the current market environment Note: Figures may not sum due to rounding (1) Actual originations: Inside Mortgage Finance. Forecast originations: Average of Mortgage Bankers Association (4/11/25) and Fannie Mae (3/12/25) forecasts. 4 (2) Freddie Mac Primary Mortgage Market Survey. 6.83% as of 4/17/25

SYNERGISTIC RELATIONSHIP WITH PFSI IS A UNIQUE AND PROVEN COMPETITIVE ADVANTAGE Balance sheet to invest in Strategically well-positioned in a long-term mortgage assets market characterized by consolidation and changes in the regulatory environment ● Leverages PFSI’s expertise in mortgage production, servicing, and Tax-efﬁcient investment vehicle Best-in-class operating platform investment management, thereby ● Successful track record of more ● Deep and experienced reducing operational risk than 15 years management team ● Mortgage-related investments: ● Large and agile multi-channel MANAGEMENT ● Provides PMT with unique access to a origination business AND SERVICES ‒ MSRs consistent pipeline of loans for AGREEMENTS ● Scaled servicing business with ‒ Credit risk transfer investments at attractive returns expertise in different regulatory ‒ Private label securitizations environments ● Infrastructure to invest in new ● If the GSEs reduce their footprint, both ● Best-in-class technology and loan products entities can capitalize on the evolving processes landscape for secondary market execution, including private label Scaled and eﬃcient securitizations cost structure 5

Note: Figures may not sum due to rounding (1) Includes loans originated or acquired for both PFSI and PMT ORGANIC INVESTMENT CREATION DRIVEN BY PRIVATE LABEL SECURITIZATION ACTIVITY Aggregate Non-Owner Occupied (NOO) and Jumbo Increased Private Label Securitization Activity (1) Loan Growth (UPB in billions) ● Synergistic relationship with PFSI provides PMT with unique access to a consistent pipeline of loans for NOO Loans inclusion in private label securitizations Jumbo Loans ● Growth in volumes of NOO loans due to strong investor demand ● Growth in volumes of jumbo loans as banks shift their strategic focus ● PMT has been and expects to continue closing approximately one securitization of NOO loans per month; in addition, we currently expect to close approximately one jumbo securitization per quarter beginning in 2Q25 ● PMT has been among the largest issuers of private label securitizations in recent periods ‒ In 1Q25 PMT closed three securitizations of NOO loans totaling $1.0 billion in UPB with $94 million of retained investments ‒ After quarter end, PMT closed an additional securitization of NOO loans totaling $354 million in UPB with $23 million of retained investments ● Targeted returns on equity for these investments in the low-to-mid teens, with the ability to inﬂuence the credit outcome for borrowers given our position as servicer of the underlying loans 6

SEASONED INVESTMENT PORTFOLIO EXPECTED TO PERFORM WELL OVER LONG-TERM Nearly two-thirds of PMT’s shareholders’ equity is deployed to seasoned investments in MSRs and PMT’s unique GSE credit risk transfer investments with strong underlying fundamentals Mortgage Servicing Rights PMT GSE Credit Risk Transfer (46% of shareholders' equity) (16% of shareholders' equity) • Stable cash ﬂows over extended expected life • Seasoned loans originated from 2015 – 2020 at low WACs (1) ‒ WAC of 3.8%; majority of loans signiﬁcantly out of the money • Realized lifetime losses expected to be • Decreased sensitivity of fair values at higher market interest rates limited • Elevated placement fee income from higher short-term rates Strong long-term expected risk-adjusted returns supported by: • Underlying, high-quality conventional loan borrowers (1) • Low delinquencies and LTV ratios, driven by mortgages with low rates and substantial accumulation of home equity • Higher interest rates, implying slower runoff and extended asset life • PFSI’s industry-leading servicing capabilities 7 (1) WAC = Weighted average coupon; LTV = Loan-to-value

PENNYMAC MORTGAGE INVESTMENT TRUST

RUN-RATE RETURN POTENTIAL FROM PMT'S INVESTMENT STRATEGIES

	Annualized Return on Equity (ROE)	WA Equity Allocated (%)[(1)]
Credit sensitive strategies:		
PMT GSE credit risk transfer	13.7%	15%
Other GSE Credit Risk Transfer (CAS & STACR)	15.5%	5%
Non-Agency Subordinate MBS	12.7%	4%
Other credit sensitive strategies	1.0%	0%
Net credit sensitive strategies	**13.8%**	**24%**
Interest rate sensitive strategies:		
MSRs (inc. recapture)	11.3%	46%
Agency MBS (inc. Agency PO & IO securitization)	35.8%	7%
Non-Agency Senior & IO MBS	14.2%	5%
Interest rate hedges[(2)]	-2.5%	0%
Net interest rate sensitive strategies	**12.0%**	**58%**
Correspondent production	**15.6%**	**7%**
Cash, short term investments, and other	2.8%	11%
Management fees & corporate expenses[(3)]	-3.0%	0%
Net Corporate[(3)]	**-2.7%**	**11%**
Provision for income tax expense	-0.1%	
Net income	**8.5%**	**100%**
Dividends on preferred stock	**7.7%**	**28%**
Net income attributable to common shareholders	**8.9%**	**72%**
Average Diluted EPS Per Quarter	**$ 0.35**	

Note: This slide presents estimates for illustrative purposes only, using PMT's base case assumptions (e.g., for credit performance, prepayment speeds, financing economics, and loss treatment for CRT transactions), and does not contemplate market-driven value changes other than realization of cash flows and hedge costs, or significant changes or shocks to current market conditions; actual results may differ materially

- Represents the average annualized return and quarterly earnings potential expected from its strategies over the next four quarters
- Reflects performance expectations in the current mortgage market
  - Return potential for the credit sensitive strategies increased slightly due to higher expected yields as credit spreads widened
  - Return potential for the interest rate sensitive strategies declined due to compression between longer-dated asset yields and short-term financing rates since the beginning of the year
  - Expected returns on interest rate sensitive assets have potential to improve if the yield curve steepens, which would drive an increase in the overall run rate

(1) Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment
(2) ROE calculated as a percentage of segment equity
(3) ROE calculated as a percentage of total equity

8

PENNYMAC MORTGAGE INVESTMENT TRUST

CORRESPONDENT PRODUCTION HIGHLIGHTS

Correspondent Acquisition Volume and Mix

(UPB in billions)


$19.6
$18.1
$8.2
$8.2
$1.8
1Q24
$28.1
$28.1
$11.0
$13.6
$3.5
4Q24
$24.8
$23.0
$11.3
$9.0
$2.8
1Q25
Conventional loans for PMT
Government loans for PFSI(1)
Conventional loans for PFSI(1)
Total locks

Key Financial Metrics	4Q24	1Q25
Segment pretax income as a percentage of interest rate lock commitments[2]	0.70%	0.37%
Fulfillment fee as a percentage of acquisitions funded[3]	0.18%	0.19%

Selected Operational Metrics	4Q24	1Q25
Correspondent seller relationships	789	787
Purchase money loans as a percentage of total acquisitions	87%	89%

- Under a renewed mortgage banking services agreement with PFSI, effective July 1, 2025, correspondent loans will initially be acquired by PFSI; PMT will retain the right to purchase up to 100% of non-government loan production
- PMT expects to retain all jumbo production and 15 - 25% of total conventional conforming correspondent production in 2Q25, compared to 21% in 1Q25

Note: May not sum due to rounding
(1) For all government loans and conventional loans sourced for PFSI, PMT earns a sourcing fee and interest income for its holding period and does not pay a fulfillment fee to PFSI
(2) Conventional conforming and jumbo interest rate lock commitments for PMT's own account
(3) Based on funded loans subject to fulfillment fees

9

TRENDS IN MSR INVESTMENTS (1) MSR Investments ($ in millions) • MSR assets were $3.8 billion as of March 31, 2025 down slightly from December 31, 2024 ‒ Fair value declines and runoff from prepayments partially offset by new MSR investments ‒ UPB underlying PMT’s MSR investments decreased slightly 10 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

TRENDS IN PMT'S UNIQUE INVESTMENTS IN GSE CREDIT RISK TRANSFER

- Fair value of PMT's organically-created CRT investments was down from December 31, 2024 due to fair value declines and prepayments
- The 60+ day delinquency rate decreased from December 31, 2024
- Consistent with previously reported results, cumulative lifetime losses increased slightly; we expect realized losses over the life of these investments to be limited, given the substantial build-up of equity for underlying borrowers due to home price appreciation in recent years

Organically-Created GSE CRT Investments[1]
($ in millions)


$1,160
$1,138
$1,117
$1,102
$1,065

Selected metrics for quarter ended[2]:

	3/31/24	6/30/24	9/30/24	12/31/24	3/31/25
Underlying UPB of loans ($ in billions)	$ 22.7	$ 22.2	$ 21.7	$ 21.2	$ 20.8
WA FICO at origination	753	753	753	753	753
WA LTV at origination	82.4%	82.4%	82.4%	82.4%	82.4%
WA current LTV	50.1%	48.5%	47.5%	47.4%	47.3%
60+ days delinquent as a % of outstanding UPB	1.11%	1.11%	1.23%	1.48%	1.35%
Net realized principal losses ($ in millions)	$ 0.2	$ 0.1	$ 0.8	$ 0.5	$ 1.2
Cumulative lifetime principal losses ($ in millions)	$ 46.6	$ 46.7	$ 47.5	$ 48.0	$ 49.3
Interest reduction ($ in millions)	$ 3.2	$ 3.2	$ 3.2	$ 3.1	$ 3.1
Cumulative interest reduction ($ in millions)	$ 29.7	$ 32.9	$ 36.1	$ 39.2	$ 42.4

Note: Figures may not sum due to rounding
(1) The fair value of PMT's organically created GSE CRT investments is reflected on PMT's balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable
(2) Weighted average FICO and LTV metrics at origination for the population of loans remaining as of the date presented; current LTVs were refreshed using the latest home price information available as of the reporting period

11

PENNYMAC MORTGAGE INVESTMENT TRUST

FIRST QUARTER RESULTS AND RETURN CONTRIBUTIONS BY STRATEGY

($ in millions, except EPS)	Total Income Contribution(1)	Market-Driven Value Changes(2)	Income Excluding Market-Driven Value Changes(1)(2)	WA Equity Allocated(3)	Annualized Return on Equity (ROE)(1)
Credit sensitive strategies:					
PMT GSE credit risk transfer	$ (5.0)	$ (14.5)	$ 9.6	$ 309	-6%
Other GSE Credit Risk Transfer (CAS & STACR)	2.3	(1.4)	3.7	99	9%
PMT Non-Agency Subordinate MBS	3.9	2.9	1.0	35	45%
Other credit sensitive strategies(4)	(0.2)	0.0	(0.2)	5	-13%
Net credit sensitive strategies	**$ 1.1**	**$ (13.0)**	**$ 14.1**	**$ 448**	**1%**
Interest rate sensitive strategies:					
MSRs (incl. recapture)	$ (40.2)	$ (55.8)	$ 15.6		
Agency MBS (incl. Agency PO's and IO Securitization)	75.1	64.7	10.3		
Non-Agency Senior MBS	(0.4)	(1.8)	1.4		
Interest rate hedges	(39.9)	(39.9)			
Net interest rate sensitive strategies	**$ (5.5)**	**$ (32.8)**	**$ 27.4**	**$ 1,081**	**-2%**
Correspondent production	**$ 10.1**	**$ 0.0**	**$ 10.1**	**$ 152**	**27%**
Cash, short term investments, and other	$ 2.3		$ 2.3	$ 258	4%
Management fees & corporate expenses(5)	(14.3)	n/a	(14.3)		-3%
Corporate(5)	**$ (12.1)**	**n/a**	**$ (12.1)**	**$ 258**	**-2%**
Benefit / (Provision) for income tax expense	$ 16.0	$ 14.8	$ 1.1		
Net income (loss)	**$ 9.7**	**$ (31.0)**	**$ 40.7**	**$ 1,940**	**2%**
Dividends on preferred stock	**$ 10.5**			**$ 541**	**8%**
Net loss attributable to common shareholders	**$ (0.8)**			**$ 1,398**	**0%**
Diluted EPS	**$ (0.01)**				

Note: Figures may not sum due to rounding
(1) Income contribution and the annualized return on equity calculated net of any direct expenses associated with investments (e.g., loan fulfillment fees and loan servicing fees), but before tax expenses; some of the income associated with the investment strategies may be subject to taxation
(2) Categorization of income as market-driven value changes based on management assessment; income excluding market-driven value changes does not represent REIT taxable income and is a non-GAAP figure
(3) Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment
(4) Primarily consists of legacy distressed loan portfolio; net new investments also reflect sales in performing and non-performing loans as a part of PMT's strategy to exit the investments; includes $2.3 million in carrying value of real estate acquired in settlement of loans at 03/31/25
(5) ROE calculated as a percentage of total equity

12

HEDGING APPROACH CENTRAL TO PMT’S INTEREST RATE SENSITIVE INVESTMENTS MSR Valuation Changes and Offsets • PMT seeks to manage interest rate risk ($ in millions) exposure on a “global” basis, recognizing Change in MSR fair value before realization of cash ﬂows interest rate sensitivities across its investment Change in fair value of MBS, interest rate hedges, and related tax impacts strategies • In 1Q25, MSR fair value decreased ‒ Lower interest rates increased future prepayment projections • Net fair value gains on MBS, interest rate hedges, and related tax impacts partially offset MSR fair value losses 13

FLEXIBLE AND SOPHISTICATED FINANCING STRUCTURES (1) Debt Schedule by Year of Maturity (in millions) Unsecured and Exchangeable Senior Notes Financing MSR Term Notes and Loans Financing capacity across capacity across CRT Term Notes multiple banks / multiple banks / ﬂexibility to ﬂexibility to ﬁnance ﬁnance ﬂuctuating MSR ﬂuctuating MSR and advance and advance balances balances $1,224mm drawn Unsecured and MSR Financing CRT Financing Exchangeable Senior Notes ● Vast majority of our CRT ﬁnancing is in the ● Maturity of MSR term notes and loans aligns ● Provides ﬂexibility and complements form of term notes, which do not contain more closely with the expected life of the asset-backed structures margin call provisions MSR asset than short-term borrowings ● Issued $173 million of unsecured senior ● $45 million in CRT term notes due in February notes due March 2030 were reﬁnanced with securities repurchase agreements ‒ $129 million of securities repurchase agreements outstanding for CRT investments Note: All ﬁgures are as of March 31, 2025 14 14 (1) By principal amount. CRT term notes amortize with principal paydowns. Excludes securities repurchase agreements ﬁnancing our investments in MBS and a small portion of our investments in CRT.

APPENDIX

PMT IS FOCUSED ON UNIQUE INVESTMENT STRATEGIES IN THREE SEGMENTS • Leading acquirer and producer of conventional conforming mortgage loans • Signiﬁcant growth in market share over PMT’s more than 15-year history driven by PFSI’s Correspondent operational excellence and high service levels Production • Provides unique ability to produce investment assets organically • MSR investments created through the securitization of conventional correspondent loan production Interest Rate Sensitive • Hedged with Agency MBS and interest rate derivatives Strategies • Strong track record and discipline in hedging interest rate risk • Investments in credit risk on PMT’s high-quality loan production with ability to inﬂuence performance through active servicing Credit • Expanding opportunity for investments in subordinate bonds from private label securitizations, Sensitive supported by increasing investor demand Strategies • Appr oximately $20.8 billion in UPB of loans underlying PMT’s front-end GSE CRT investments at March 31, 2025 16

(1) At period end (2) Return on average common equity is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the period HISTORICAL EARNINGS, DIVIDENDS AND BOOK VALUE PER SHARE (1) ROE⁽²⁾ 14% 4% 15% 12% 10% 4% 9% 10% 0% • Repurchased 29.1 million common shares from 3Q15 through 2Q24 17

CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS (1) (2) Average 30-year ﬁxed rate mortgage 10-year Treasury Bond Yield 6.85% 6.65% 4.57% 4.21% (3) Macroeconomic Metrics Footnotes 3/31/24 6/30/24 9/30/24 12/31/24 3/31/25 (1) Freddie Mac Primary Mortgage Market Survey. 6.83% as of 4/17/25 (2) U.S. Department of the Treasury. 4.32% as of 4/18/25 10-year Treasury bond yield 4.2% 4.4% 3.8% 4.6% 4.2% (3) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg Average 30-year ﬁxed rate mortgage: Freddie Mac Primary Mortgage Market Survey 2/10 year Treasury yield -0.4% -0.4% 0.1% 0.3% 0.3% spread Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), Bloomberg U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index 30-year ﬁxed rate mortgage 6.8% 6.9% 6.1% 6.9% 6.7% (SPCSUSA); data is as of 1/31/25 Residential mortgage originations are for the quarterly period ended; source: Inside Mortgage Secondary mortgage rate 5.6% 5.8% 4.9% 5.9% 5.5% Finance U.S. home price appreciation 6.5% 5.5% 3.9% 3.9% 4.1% (Y/Y% change) Residential mortgage $320 $430 $455 $460 $355 originations (in billions) 18

PMT’S INVESTMENT ACTIVITY BY STRATEGY DURING THE QUARTER Long-term mortgage Assets carrying Change in Assets carrying ($ in millions) Fair value changes (5) asset value at 12/31/24 Investments value at 3/31/25 PMT GSE credit $ 1,102 $ (23) $ (15) $ 1,065 (1) risk transfer Other GSE Credit Risk Credit $ 196 $ (0) $ (1) $ 195 Transfer (CAS & STACR) Sensitive Non-Agency Strategies $ 131 $ 65 $ 3 $ 199 (2) Subordinate MBS Other Credit Sensitive $ 6 $ (0) $ (0) $ 5 (3) Strategies MSR $ 3,867 $ (42) $ (56) $ 3,770 Interest Non-Agency Rate $ 125 $ 40 $ (2) $ 163 (4) Senior MBS Sensitive Strategies Agency $ 3,762 $ (88) $ 65 $ 3,738 (4) MBS Total $ 9,190 $ (49) $ (6) $ 9,135 Note: Figures may not sum due to rounding (1) The fair value of PMT’s organically-created GSE CRT investments is reﬂected on PMT’s balance sheet as deposits securing CRT arrangements, and derivative and credit risk transfer strip assets or liabilities, net of the interest-only security payable (2) As discussed in Note 6 – Variable Interest Entities to our Annual Report on Form 10-K for the year ended 12/31/24, we consolidate the assets and liabilities in the trust that issued the subordinate bonds; accordingly, this investment is shown as Loans at fair value and Asset-backed ﬁnancing of variable interest entities on our consolidated balance sheet (3) Primarily consists of legacy distressed loan portfolio; net new investments also reﬂect sales in performing and non-performing loans as a part of PMT’s strategy to exit the investments; includes $2.3 million in carrying value of real estate acquired in settlement of loans at 3/31/25 (4) MBS = Mortgage-backed securities; net new investments in Agency MBS represents rebalancing of the MBS portfolio (considered along with to be announced hedges in managing PMT’s interest rate risk) and runoff 19 (5) Change in investments represents new investments net of sales, liquidations, and runoff

MSR ASSET VALUATION March 31, 2025 Mortgage Unaudited ($ in millions) Servicing Rights (1) Pool UPB $224,568 Weighted average coupon 3.8% Weighted average servicing fee 0.27% Weighted average prepayment speed assumption (CPR) 7.3% Fair value $3,770 As a multiple of servicing fee 6.1 20 (1) Owned MSR portfolio and excludes loans acquired for sale at fair value

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING (1) Historical Trends in Delinquency and Foreclosure Rates 30-60 Day 60-90 Day 90+ Day In foreclosure ● Overall mortgage delinquency rates decreased slightly from the prior quarter ● Servicing advances outstanding for PMT’s MSR portfolio decreased to approximately $84 million at March 31, 2025 from $105 million at December 31, 2024 ‒ No principal and interest advances are outstanding 21 (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 3/31/25, the UPB of mortgage servicing rights owned by PMT and loans held for sale totaled $230 billion

PMT’S OWNED MSR PORTFOLIO CHARACTERISTICS As of March 31, 2025 Loan Remaining Loan size FICO credit 60+ UPB % of count Note Seasoning maturity ($ in score at Original Current Delinquency (2) (3) Segment ($ in billions) Total UPB (in thousands) rate (months) (months) thousands) origination LTV LTV (by UPB) GSE FNMA $110.3 49.1% 427 3.8% 52 297 $258 757 75% 52% 1.0% FHLMC $109.8 48.9% 392 3.8% 42 304 $280 761 75% 56% 0.6% (1) Other Other $4.5 2.0% 16 5.1% 36 321 $283 762 72% 58% 0.7% Grand Total $224.6 100.0% 835 3.8% 47 301 $269 759 75% 54% 0.8% Note: Figures may not sum due to rounding (1) Other represents MSRs collateralized by conventional loans sold to private investors (2) Excludes loans held for sale at fair value 22 (3) Excludes any additional second lien on property

INTEREST RATE SENSITIVE STRATEGIES DESIGNED TO MITIGATE INTEREST RATE VOLATILITY Estimated Sensitivity to Changes in Interest Rates at Gain in value with Gain in value with March 31, 2025 increasing rates decreasing rates % change in PMT’s shareholders’ equity MSRs Agency MBS Interest Rate Hedges (1) (2) (3) • PMT’s interest rate risk exposure is managed on a “global” basis – Multiple mortgage-related investment strategies with complementary interest rate sensitivities – Utilization of ﬁnancial hedge instruments – Contributes to stability of book value (1) Includes loans acquired for sale and interest rate lock commitments (net of associated hedges), Agency and Non-Agency MBS assets (2) Includes MSRs and hedges which includes or may include put and call options on MBS, Eurodollar futures, treasury futures, and exchange-traded swaps 23 (3) Net exposure represents the net position of the “Long” assets and the MSRs and hedges

PERFORMANCE OF ORGANICALLY-CREATED INVESTMENTS IN GSE CREDIT RISK TRANSFER INVESTMENTS IN 1Q25 Income (Loss) ($ in millions) Contribution Comments Market-driven value changes: Valuation-related changes included $ (14.5) • Reﬂects impact of credit spread widening in Net gain (loss) on investment Income excluding market-driven value changes: Realized gains and carry included in 14.0 • Spread income earned on CRT investments Net gain (loss) on investment (1.2) Losses recognized during period 11.7 • Interest income on cash deposits securing CRT investments Interest income (14.7) • Financing expense related to CRT investments Interest expense Other expense (0.1) 9.6 Subtotal $ (5.0) Total income contribution: 24 Note: Figures may not sum due to rounding

BALANCE SHEET TREATMENT OF PMT’S ORGANICALLY-CREATED CREDIT RISK TRANSFER INVESTMENTS ($ in thousands) March 31, 2025 Current outstanding UPB of loans delivered to the CRT SPVs and UPB of loans subject to guarantee obligation....................................... $ 20,849,101 sold to Fannie Mae or delivered subject to agreements to purchase REMIC CRT securities Carrying value of CRT arrangements: Current cash collateralizing guarantee included in “Deposits Deposits securing CRT arrangements......................................................... $ 1,087,949 securing credit risk transfer arrangements” Represents the fair value of expected future cash inﬂows related to Derivative assets and credit risk transfer strip liabilities, net.................. $ 12,589 assumption of credit risk net of expected future losses Fair value of non-recourse liability issued by CRT trusts; represents Interest-only stripped security payable at fair value................................... $ (35,954) value of interest-only payment after the maturity of PMT’s investments Fair value of CRT investments ………...................................................... $ 1,064,584 25 Note: Figures may not sum due to rounding

PENNYMAC MORTGAGE INVESTMENT TRUST

PMT'S ORGANICALLY-CREATED INVESTMENTS IN CREDIT RISK TRANSFER

	PMTT1 (May 2015 - Jul 2015)		PMTT2 (Aug 2015 - Feb 2016)		PMTT3 (Feb 2016 - Aug 2016)		L Street Securities 2017-PM1 (Aug 2016 - May 2018)		L Street Securities 2019-PMT1 (Jun 2018 - Mar 2019)		L Street Securities 2020-PMT1 (Apr 2019 - Sep 2020)		Total	
	At Inception	3/31/25	At Inception	3/31/25	At Inception	3/31/25	At Inception	3/31/25	At Inception	3/31/25	At Inception	3/31/25	**At Inception**	**3/31/25**
UPB in billions	$1.2	$0.1	$4.2	$0.5	$6.5	$0.9	$22.8	$3.4	$23.6	$2.5	$58.3	$13.5	**$116.5**	$20.8
Loan Count	4,113	686	15,146	2,509	21,467	4,320	82,086	16,602	84,521	11,748	193,310	57,048	**400,643**	92,913
% Purchase	67.6%	68.1%	71.4%	71.8%	68.6%	70.3%	73.6%	73.1%	81.7%	79.9%	61.6%	61.1%	**69.1%**	65.9%
WA FICO(1)	742	744	742	743	749	750	746	745	746	736	758	758	**752**	753
WA LTV(1)	81.3%	80.7%	81.8%	80.9%	81.4%	80.8%	82.5%	81.9%	83.8%	84.1%	82.5%	82.4%	**82.7%**	82.4%
60+ Days Delinquent by Loan Count		6		14		24		116		311		559		1,030
60+ Days Delinquent by UPB		0.906%		0.585%		0.636%		0.842%		3.436%		1.176%		1.355%
180+ Days Delinquent Loan Count		0		0		2		11		107		164		284
Actual and Principal Losses ($k)(2)		$2,109		$6,295		$9,179		$29,887		$818		$966		$49,255
Interest Reduction ($k)(3)										$21,327		$21,023		$42,350

Note: Figures may not sum due to rounding
(1) FICO and LTV metrics at origination
(2) Losses due to liquidation of reference pool collateral
(3) Interest reduction due to modification of reference pool collateral

26

ACQUISITIONS AND LOCKS BY PRODUCT Unaudited ($ in millions) 1Q24 2Q24 3Q24 4Q24 1Q25 Correspondent Acquisitions Conventional Conforming - for PMT $ 1,769 $ 2,195 $ 5,851 $ 3,241 $ 2,437 (1) Conventional Conforming - for PFSI 8,190 10,007 8,092 13,567 8,961 (1) Government - for PFSI 8,167 10,301 11,788 11,018 11,263 Jumbo - for PMT 3 34 97 256 344 Total $ 18,128 $ 22,537 $ 25,829 $ 28,082 $ 23,005 Correspondent Locks Conventional Conforming - for PMT $ 2,472 $ 2,602 $ 7,373 $ 2,741 $ 2,210 (1) Conventional Conforming - for PFSI 8,614 9,914 8,229 13,810 9,988 (1) Government - for PFSI 8,467 11,100 12,448 11,088 12,107 Jumbo - for PMT 10 90 253 454 526 Total $ 19,563 $ 23,706 $ 28,304 $ 28,093 $ 24,831 PFSI Loans Acquired by PMT $ 0 $ 0 $ 187 $ 463 $ 637 Note: Figures may not sum due to rounding (1) PMT sells government-insured and guaranteed loans, and certain conventional loans that it purchases from correspondent sellers to PennyMac Loan Services, LLC, and earns a sourcing fee and interest income for its holding period; PMT 27 does not pay a fulﬁllment fee for government-insured or guaranteed loans or conventional loans subsequently sold to PFSI

28